Exhibit 10.3

AIRCRAFT TIME SHARING AGREEMENT

THIS AIRCRAFT TIME SHARING AGREEMENT (this Agreement) is made and entered into as of ___________, 2022, by and between [NBH Entity] (Lessor), and _____________, an individual and resident of the state of _____________ (Lessee).

WITNESSETH:

WHEREAS, Lessor has the right to the use and possession of the aircraft described in Schedule I (the Aircraft) and the right to enter into this Agreement; and

WHEREAS, Lessee desires use of the Aircraft; and

WHEREAS, Lessor desires to make the Aircraft available to Lessee for the certain operations on a time-sharing basis in accordance with § 91.501 of the Federal Aviation Regulations (the FAR).

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.Provision of Aircraft.  Lessor agrees to provide the Aircraft to Lessee on a time-sharing basis in accordance with the provisions of Sections 91.501(c)(1) and 91.501(d) of the FAR for the period commencing upon execution of this Agreement and continuing until terminated pursuant to Paragraph 19 below or by mutual agreement of the parties.

2.Reimbursement of Expenses.  For each flight conducted under this Agreement (which shall include “dead head” or repositioning flights to and from the Aircraft’s home base), Lessee shall pay Lessor the amount billed by Lessor, which shall be an amount up to but not more than the sum of the expenses of operating such flight to the extent prescribed by FAR 91.501(d) i.e. up to the sum of the expenses set forth in subparagraphs (a)-(j) below:

(a)fuel, oil, lubricants, and other additives;

(b)	travel expenses of the crew, including food, lodging and ground transportation;

(c)	hangar and tie-down costs away from the Aircraft’s base of operation;

(d)	insurance obtained for the specific flight;

(e)	landing fees, airport taxes and similar assessments;

(f)	customs, foreign permit and similar fees directly related to the flight;

(g)	in-flight food and beverages;

(h)	passenger ground transportation;

(i)flight planning and weather contract services; and

(j)	an additional charge equal to one hundred percent (100%) of the expenses listed in subparagraph (a) above.

3.Invoicing and Payment.  All payments to be made to Lessor by Lessee hereunder shall be paid in the manner set forth in this Paragraph 3.  Lessor will pay to suppliers, employees, contractors and government entities all expenses related to the operation of the Aircraft hereunder in the ordinary course. As to each flight operated hereunder, Lessor shall provide to Lessee an invoice for the charges specified in Paragraph 2 of this Agreement (plus domestic or international air transportation excise taxes, as applicable, imposed by the Internal Revenue Code and collected by Lessor), such invoice to be issued as agreed to by the parties. Lessee shall pay Lessor the full amount of such invoice on terms agreeable to Lessor. All such invoices shall separately itemize the expenses in items (a) through (j) for each flight included in that invoice.

4.Flight Requests.  Lessee will provide Lessor with flight requests and proposed flight schedules as far in advance as possible. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. In addition to proposed schedules and departure times, Lessee shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by Lessor or its flight crew:

(a)departure point;

(b)destination;

(c)date and time of flight;

(d)number and identity of anticipated passengers;

(e)nature and extent of luggage and/or cargo to be carried;

(f)date and time of return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent to or reasonably required by Lessor or its flight crew.

5.Aircraft Scheduling.  Lessor shall have final authority over all scheduling of the Aircraft, provided, however, that Lessor will use reasonable efforts to accommodate Lessee’s requests.

6.Aircraft Maintenance.  Lessor shall be solely responsible for securing scheduled and unscheduled maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft and shall take such requirements into account in scheduling the operation of the Aircraft.  Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed due to any scheduled operation of the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with the sound discretion of the pilot-in-command and the applicable regulations and maintenance guidelines related to the airworthiness and safety of the Aircraft.  Lessor shall not operate the Aircraft for a time share flight under this Agreement without first confirming that the Aircraft is airworthy prior to each flight.

7.Flight Crew.  Lessor shall employ, pay for, and provide a qualified flight crew for all flight operations under this Agreement.

8.Operational Authority and Control.  Lessor shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement. In accordance with applicable FAR, the qualified flight crew provided by Lessor will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in the sole judgment of the pilot-in-command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the pilot-in-command, is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to Lessor or any other person for loss, injury, damages or delay. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other circumstances beyond Lessor’s reasonable control.

9.No Lessor Warranties or Representations. LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT, LESSOR HAS NOT MADE ANY WARRANTY OR REPRESENTATION TO LESSEE, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION, OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL, OR WORKMANSHIP IN THE AIRCRAFT, OR ANY COMPONENT THEREOF, DELIVERED TO LESSEE, AND EXCEPT AS SET FORTH IN THIS AGREEMENT, LESSOR DOES NOT MAKE ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE AIRCRAFT, OR ANY COMPONENT THEREOF, FOR ANY PARTICULAR PURPOSE, OR AS TO TITLE TO THE AIRCRAFT OR ANY COMPONENT THEREOF, OR ANY OTHER

REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY COMPONENT THEREOF.

10.Insurance.

(a)Lessor will maintain or cause to be maintained in full force and effect, throughout the term of this Agreement, aircraft liability insurance in respect to the Aircraft, naming Lessee as an additional insured, in an amount determined by Lessor. Such insurance shall include: (i) provision for thirty (30) days’ prior written notice to Lessee before any lapse, alteration, termination or cancellation of insurance; (ii) provisions whereby the insurer(s) irrevocably and unconditionally waive all rights of subrogation which they may have or acquire against Lessee; and  (iii) a cross-liability clause to the effect that such insurance, except for the limits of liability, shall operate to give Lessee the same protection as if there were a separate policy issued to Lessee.

(b) Lessor shall use its reasonable best efforts to procure such additional insurance coverage as Lessee may reasonably request naming Lessee as an insured; provided, that the costs of such additional insurance shall be borne by Lessee pursuant to Paragraph 2(d) hereof.

11.Loss or Damage.

(a)Notification of Damage; Claims.  Lessee shall cooperate fully in any investigation of any claim or loss processed by Lessor under the Aircraft insurance policy(ies) and in seeking to compel the relevant insurance company or companies to pay any such claims.

(b)Total Loss of Aircraft.  In the event of total loss or destruction of all or substantially all of the Aircraft, or damage to the Aircraft that causes it to be irreparable in the opinion of the insurance carrier providing hull coverage, or in the event of confiscation or seizure of the Aircraft, this Agreement shall automatically terminate; provided, however, that termination of this Agreement by reason of a final rejection of such claims shall not terminate Lessee’s obligation to cooperate with Lessor in seeking to compel such insurance company or companies to pay such claims; provided, further, that the termination of this Agreement shall not affect Lessee’s obligation to pay Lessor all accrued and unpaid amounts due hereunder.

12. Lessee’s Representations and Warranties.  Lessee represents and warrants that:

(a)it will use the Aircraft under this Agreement for its personal and/or business use, including the carriage of its guests and will not use the Aircraft for purposes of providing transportation of passengers or cargo in air commerce for compensation or hire as an air carrier or commercial operator;

(b)it will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of its actions or inactions and shall not convey, mortgage, assign, lease or in any way alienate the Aircraft or Lessor’s rights hereunder;

(c)during the term of this Agreement, it will abide by and conform to all laws, orders, rules and regulations as are, from time to time, in effect and which relate in any way to the operation or use of the Aircraft under a time-sharing arrangement;

(d)it shall not violate, and shall not permit any of its employees, agents, or guests to violate, any applicable law, regulation or rule of the United States, and state, territory of local authority, or any foreign government or subdivision thereof, and shall not bring or cause to be brought or carried on board the Aircraft, or permit any employee, agent or guest to bring or cause to be brought or carried on board the Aircraft, any contraband or unlawful articles or substance in any jurisdiction into or over which the Aircraft is to operate on its behalf;

(e)it shall, and it shall cause its employees, agents and guests to, comply with all lawful instructions and procedures of Lessor and its agents and employees regarding the Aircraft, its operation or flight safety;

(f)any proposed flight shall not require the flight crew to exceed any flight or duty time limitations that Lessor imposes on its flight crews.

13.Event of Default.  The following shall constitute an Event of Default by Lessee:

(a)Lessee shall not have made payment of any amount due under Paragraph 3 within ten (10) days after the same shall become due; or

(b)Lessee shall have breached any of its representations and warranties and shall have failed to cure same or commence curing same in good faith following the expiration of ten (10) days written notice thereof from Lessor to Lessee; or

(c)Lessee shall have failed to perform or observe (or cause to be performed and observed) any other covenant or agreement required to be performed under this Agreement and such failure shall continue for ten (10) days after written notice thereof from Lessor to Lessee; or

(d)Lessee (i) becomes insolvent, (ii) fails to pay its debts when due, (iii) makes any assignment for the benefit of creditors, (iv) seeks relief under any bankruptcy law or similar law for the protection of debtors, (v) suffers a petition of bankruptcy filed against it that is not dismissed within thirty (30) days, or (vi) suffers a receiver or trustee appointed for Lessee or any of its assets, and such is not removed within thirty (30) days.

14.Lessor’s Remedies.

(a)Election by Lessor.  Upon the occurrence of any Event of Default, Lessor may, at its option, exercise any or all remedies available at law or in equity, including, without limitation, terminate this Agreement, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate, but Lessee shall remain liable for all accrued and unpaid amounts due hereunder, plus any and all losses and damages incurred or sustained by Lessor by reason of any default by Lessee under this Agreement.

(b)Lessor’s Costs and Expenses.  Lessee shall be liable for all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor’s remedies with respect thereto.

15. Base of Operations.  For the purposes of this Agreement, the home base of the Aircraft is Centennial Airport (KAPA) in Englewood, CO; provided, that such base may be changed permanently upon notice from Lessor to Lessee.

16. Notices and Communications.  Any correspondence or notifications in connection with this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally, or transmitted by electronic mail (provided that a transmission error message is not received by sender), or in the case of documented overnight courier delivery service or registered or certified mail, return receipt requested, United States Postal Service postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to Lessor:

[NBH Entity]

c/o Aldis Birkans

7800 E. Orchard Rd. Ste 300

Greenwood Village, CO 80111

720-529-3314

abirkans@nationalbankholdings.com and

legal@nbhbank.com

If to Lessee: ________________

The address of a party to which notices are to be given may be changed from time to time by such party by written notice to the other party

17. Further Acts.  Lessor and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.

18. Successors and Assigns; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this Paragraph 18 shall be void and of no effect.

19. Termination.  Either party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective three (3) days from the date of the notice; provided that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations or insurance requirements.

20. Governing Law-Dispute Resolution-Limitation of Liability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to any conflicts of law provisions or principles to the contrary. The parties hereby consent and agree to submit any dispute arising from this Agreement to mandatory arbitration before the American Arbitration Association using its then current commercial rules of arbitration before a single arbitrator.  Any arbitration proceeding shall take place in the Denver, Colorado metropolitan area.  The prevailing party in any proceeding related to this Agreement shall be entitled to an award of its reasonable attorneys’ fees and costs.  The parties hereby irrevocably waive their rights to a jury trial.  Under no circumstances shall any party be liable to the other for any indirect, punitive, exemplary, special or consequential damages or lost profits.

21. Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

22. Entire Agreement; Amendment or Modification.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or supplemented only by a writing duly executed by the parties hereto.  .

23.Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

24.TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

(a) LESSOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 135 OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT’S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b) LESSOR, WHOSE ADDRESS APPEARS IN PARAGRAPH 16 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSOR SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT LESSOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c)LESSOR AND LESSEE UNDERSTAND THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Time Sharing Agreement to be duly executed on the date first above written.

LESSOR: [NBH Entity]

By:___________________________________

Name:

Title:

LESSEE:

By: ________________________________

Name:________________________________

Title: ________________________________

Schedule I

Aircraft Make and Model: Serial Number:U.S. Registration Number:

Cessna model 750 750-0281 N171PC to be registered as

(Citation X) N222FY